                                                                    Exhibit 99.1

        Each of the Reporting Persons whose names are set forth below hereby executes this Form 4. The principal business address of each of the
        Reporting Persons is as set forth in item one above.

CMEA Ventures Information Technology II, L.P.

By: CMEA Ventures IT Management II, L.P

Its Managing Partner

By: /s/ James Watson                                           2/08/08
    -------------------------------------              ------------------------
Title: General Partner                                           Date

CMEA Ventures Information Technology, II, Civil Law Partnership

By: CMEA Ventures IT Management II, L.P

Its Managing Partner

By: /s/ James Watson                                           2/08/08
    -------------------------------------              ------------------------
Title: General Partner                                           Date

CMEA Ventures IT Management II, L.P

By: /s/ James Watson                                           2/08/08
    -------------------------------------              ------------------------
Title: General Partner                                           Date

By: /s/ Lance W. Bridges as Atty-in-fact                       2/08/08
    -------------------------------------              ------------------------
    Thomas Baruch                                                Date

By: /s/ James Watson                                           2/08/08
    -------------------------------------              ------------------------
    James Watson                                                 Date